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                                                                    EXHIBIT 23.1



           CONSENT OF HILL, BARTH & KING, INC., INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on the Pre-Effective Amendment No. 1 to Form SB-2 and related Prospectus of Citizens Bancshares of Southwest Florida, Inc. for the registration of 1,200,000 shares of its common stock and to the incorporation therein of our report dated February 22, 1999 relating to the financial statements of Citizens Bancshares of Southwest Florida, Inc. as of February 22, 1999 and for the period from June 15, 1998 (date of inception) to February 22, 1999.




                                   /s/ HILL, BARTH & KING, INC.
                                   Certified Public Accountants

Naples, Florida
May 7, 1999